Exhibit 99.8

EGM Admittance Card

Poll card for use at the Extraordinary General Meeting

FOR

AGAINST

VOTE WITHHELD

Resolution

The ‘vote withheld’ option is provided to enable you to abstain on the resolution. However, it should be noted that a ‘vote withheld’ is not a vote in law and will not be counted in the calculation of the proportion of votes ‘For’ and ‘Against’ the resolution.

It is not necessary to vote if you have already submitted your proxy vote (whether by post or electronically), unless you wish to change your vote.

Name of registered Shareholder in full: (BLOCK CAPITALS please)

Number of Ordinary Shares to be voted:

If not completed your total holding will be included.

Please record your vote by placing an “X” in the appropriate box if all shares are to be voted or otherwise indicate the number of shares to be voted in the appropriate boxes.

Signature of Shareholder or Proxy

Note: in the case of a corporation, a letter of authority will be required unless a suitably completed Form of Proxy has been lodged.

Court Meeting Admittance Card

Poll card for use at the Court Meeting

FOR

AGAINST

VOTE WITHHELD

The ‘vote withheld’ option is provided to enable you to abstain. However, it should be noted that a ‘vote withheld’ is not a vote in law and will not be counted in the calculation of the proportion of votes ‘For’ and ‘Against’ the Scheme.

It is not necessary to vote if you have already submitted your proxy vote (whether by post or electronically), unless you wish to change your vote.

Name of registered Shareholder in full: (BLOCK CAPITALS please)

Number of Ordinary Shares to be voted:

If not completed your total holding will be included.

Please record your vote by placing an “X” in the appropriate box if all shares are to be voted or otherwise indicate the number of shares to be voted in the appropriate boxes.

Signature of Shareholder or Proxy

Note: in the case of a corporation, a letter of authority will be required unless a suitably completed Form of Proxy has been lodged.

Court Meeting and EGM Admittance Cards

Please note: Both the Court Meeting and the EGM will be held at the Crowne Plaza, Congress Road, Glasgow G3 8QT.

If you decide to attend the Court Meeting and EGM, please present these Admittance Cards at the registration point on arrival in order to assist admittance procedures.

How do I get to the Crowne Plaza?

If you are driving, you should take the exit at Junction 19 of the M8 and follow the signs for the Scottish Exhibition and Conference Centre (the SECC). The hotel is next to the SECC. Free car parking will be offered in Car Park 1 in front of the Clyde Auditorium and spaces for disabled drivers will be available. A map can be found above.

If you are travelling by train, travel west on the low level service from Glasgow Central Station to Exhibition Centre Station. Trains from Glasgow Central run every twenty minutes.

Printed by RR Donnelley 18230